UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 15, 2004

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:	(952) 853-8100

Item 5. Other Events and Regulation FD Disclosure.

     On March 15, 2004, Ceridian Corporation issued a press release in which it announced that it has filed its Annual Report on Form 10-K for the year ended December 31, 2003, Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 2002 and Amendment No. 1 to its Quarterly Reports on Form 10-Q/A for the first, second and third quarters of 2003. Financial statement information and related disclosures contained in these reports reflect, where appropriate, changes as a result of Ceridian’s restated financial statements for 2000-2003 resulting from changes in revenue recognition at Ceridian’s Stored Value Systems unit and certain other changes that were responsive to comments received from the Division of Corporation Finance at the Securities and Exchange Commission. Ceridian has not amended and does not intend to amend its previously filed annual reports on Form 10-K or quarterly reports on Form 10-Q for the periods affected by the restated financial statements for periods ending on or prior to December 31, 2002. For this reason, the consolidated financial statements, auditors’ reports and related financial information contained in such reports for the affected periods should no longer be relied upon. A copy of the press release is filed as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     c.     Exhibits

99.1 Ceridian Corporation News Release dated March 15, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson Gary M. Nelson Executive Vice President, General Counsel and Corporate Secretary

Dated: March 15, 2004

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INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing

99.1	Ceridian Corporation News Release dated March 15, 2004.	Filed electronically

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